Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Regulation A Offering Circular on Form 1-A of Jamestown Invest 1, LLC of our report dated March 18, 2019 relating to the financial statement of Jamestown Invest 1, LLC as of December 31, 2018.

We also consent to the reference of our firm under the heading “Experts” in such Offering Circular on Form 1-A.

Moore, Colson & Company, P.C.

Atlanta, Georgia

March 18, 2019